                              ACCOUNTANTS' CONSENT

The Board of Directors
Cinram International Inc.

We consent to the use of our audit report dated February 20, 2004 on the consolidated balance sheets of Cinram International Inc. (the "Company") as at December 31, 2003 and 2002, and the consolidated statements of earnings and retained earnings and cash flows for each of the years in the two year period ended December 31, 2003, and our audit report dated February 20, 2004 on the related supplemental note entitled "Reconciliation between Canadian and United States Generally Accepted Accounting Principles", which are included in this Registration Statement on Form 40-F of the Company.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada
February 20, 2004





                              ACCOUNTANTS' CONSENT

The Board of Directors
Cinram International Inc.

We consent to the use of our audit report dated February 21, 2003 on the consolidated balance sheets of Cinram International Inc. (the "Company") as at December 31, 2002 and 2001, and the consolidated statements of earnings and retained earnings and cash flows for each of the years in the two year period ended December 31, 2002, and our audit report dated February 21, 2003 on the related supplemental note entitled "Reconciliation between Canadian and United States Generally Accepted Accounting Principles", which are included in this Registration Statement on Form 40-F of the Company.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada
February 21, 2003